PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
February 7, 2019	(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2018 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its fourth quarter and full year 2018 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone in the U.S. at 1-866-393-4306 (internationally at 1-734-385-2616) using conference ID 3197606 or by live webcast, which includes a slide presentation, under “Investor Center” on the Company's website (www.dynexcapital.com).
Fourth Quarter 2018 Highlights

•	Comprehensive loss of $(0.52) per common share and net loss of $(1.34) per common share

•	Core net operating income, a non-GAAP measure, of $0.18 per common share

•	Book value per common share of $6.02 at December 31, 2018 compared to $6.75 at September 30, 2018 and $7.34 at December 31, 2017

•	Announced payment of dividends on its common stock on a monthly, rather than quarterly, basis commencing in January, 2019

•	Leverage including TBA dollar roll positions increased to 8.0x shareholders’ equity at December 31, 2018 compared to 6.7x at September 30, 2018 and 6.4x at December 31, 2017

•
Net interest spread and adjusted net interest spread, a non-GAAP measure, of 0.93% and 1.24%, respectively, for the fourth quarter of 2018 compared to 1.08% and 1.41%, respectively, for the prior quarter

Full Year 2018 Highlights

•	Comprehensive loss of $(0.55) per common share and net loss of $(0.08) per common share

•	Core net operating income, a non-GAAP measure, of $0.73 per common share

•	Dividends declared of $0.72 per common share

Fourth Quarter 2018 Earnings Summary
Comprehensive loss to common shareholders was $(31.4) million for the fourth quarter of 2018 versus comprehensive income to common shareholders of $0.7 million for the third quarter of 2018. The Company recorded a net loss to common shareholders of $(81.5) million for the fourth quarter of 2018 compared to net income to common shareholders of $22.6 million for the third quarter of 2018 while core net operating income to common shareholders, a non-GAAP measure, remained relatively steady at $10.9 million for the fourth quarter of 2018 versus $10.8 million for the third quarter of 2018. The Company's net interest income increased during the fourth quarter primarily because of growth in interest earning assets, which offset higher repurchase agreement borrowing costs resulting from increasing short-term market interest rates. The Company also recognized discount accretion of $0.9 million due to an early prepayment on a non-Agency CMBS and lowered its general and administrative expenses by $0.5 million. TBA drop income declined during the fourth quarter as the Company reduced its volume of TBA dollar roll transactions compared to the third quarter of 2018. While short-term market interest rates increased, interest rates on the 2-10 year portion of the swap curve declined resulting in a significant loss in fair value of the Company's interest rate swaps, which is included in net loss on derivative instruments of $(82.0) million. Partially offsetting the decline in fair value of interest rate swaps, the Company recorded other comprehensive income of $50.1 million resulting primarily from the increase in fair value of MBS due to the overall decline in interest rates during the quarter.
Book Value Per Common Share
Book value per common share declined $(0.73), or (10.8)% during the fourth quarter of 2018 to $6.02 at December 31, 2018 from $6.75 at September 30, 2018. Book value per common share declined as market volatility at the end of 2018 led to widening of credit spreads on Agency RMBS and CMBS. For the fourth quarter and full year, the Company had total economic loss on book value per common share of (8.2)%.
On January 31, 2019, the Company closed an offering of 8,050,000 shares of common stock for net proceeds of approximately $46.1 million after deducting estimated expenses, impacting book value per common share by approximately $(0.05). Market volatility in 2019 has modestly subsided since the fourth quarter of 2018, resulting in tightening credit spreads on Agency RMBS and CMBS and thereby improving the Company's book value per common share to approximately $6.20(1) at January 31, 2019.

(1) The approximate book value at January 31, 2019 is unaudited and has not been verified or reviewed by any third party. The Company undertakes no obligation to update or revise its estimate of book value.

The following table provides details on the performance of our investments and financing including hedging costs for the periods indicated:

	Three Months Ended
	December 31, 2018			September 30, 2018
($ in thousands)	Income/Expense	Average Balance	Effective Yield/Cost of Funds	Income/Expense	Average Balance	Effective Yield/Cost of Funds
Interest-earning assets:
Agency RMBS-fixed rate	$16,164	$1,866,378	3.46%	$11,561	$1,384,926	3.34%
Agency CMBS-fixed rate	7,796	1,036,402	2.94%	7,362	1,002,661	2.81%
Agency RMBS-adjustable rate	267	33,821	3.27%	283	37,634	3.12%
CMBS IO (1)	6,101	543,204	3.89%	6,646	581,770	3.98%
Other non-Agency MBS	1,149	2,900	60.38%	427	4,869	30.31%
U.S. Treasuries	—	—	—%	45	6,302	2.83%
Other investments	537	11,968	4.51%	601	13,226	4.25%
Total	$32,014	$3,494,673	3.42%	$26,925	$3,031,388	3.33%

Interest-bearing liabilities:
Repurchase agreements	19,099	2,992,513	2.50%	$14,780	$2,564,863	2.25%
Non-recourse collateralized financing	29	3,613	2.88%	37	4,260	3.01%
De-designated cash flow hedge accretion	(75)	n/a	(0.01)%	(66)	n/a	(0.01)%
Total	$19,053	$2,996,126	2.49%	$14,751	$2,569,123	2.25%

Net interest income/net interest spread	$12,961		0.93%	$12,174		1.08%
Add: TBA drop income	3,072		0.06%	4,262		0.06%
Add: net periodic interest benefit (2)	1,940		0.26%	1,777		0.28%
Less: de-designated cash flow hedge accretion	(75)		(0.01)%	(66)		(0.01)%
Adjusted net interest income/adjusted net interest spread (3)	$17,898		1.24%	$18,147		1.41%

(1)	CMBS IO includes Agency and non-Agency securities.

(2)
Amount represents net periodic interest benefit of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(3)	Represents a non-GAAP measure.
The Company's net interest spread and adjusted net interest spread declined 15 and 17 basis points, respectively, during the fourth quarter of 2018 compared to the prior quarter as the impact on interest income from a higher yielding MBS portfolio was insufficient to offset the 24 basis point increase in the Company's cost of financing from higher market interest rates during the quarter.
Investments and Financing
The following table compares details of our MBS including TBA dollar roll positions as of December 31, 2018 versus September 30, 2018:

	December 31, 2018			September 30, 2018
Type of Investment:	Par	Amortized Cost Basis	Fair Market Value	Par	Amortized Cost Basis	Fair Market Value
($ in thousands)
30-year fixed-rate RMBS:
3.0% coupon	$223,573	$225,148	$218,286	$228,116	$229,734	$218,671
4.0% coupon	1,651,854	1,699,012	1,687,390	1,339,668	1,386,905	1,356,169
4.5% coupon	211,429	218,557	219,134	158,111	163,388	163,244
TBA dollar roll positions (4.0% coupon) (1) (2)	110,000	111,175	112,101	211,000	214,365	213,060
TBA dollar roll positions (4.5% coupon) (1) (2)	750,000	771,055	776,368	550,000	566,500	566,637
Total 30-year fixed-rate RMBS	2,946,856	3,024,947	3,013,279	2,486,895	2,560,892	2,517,781

Adjustable-rate RMBS:
4.1% coupon (3)	31,782	32,666	33,211	35,379	36,339	37,068

Agency CMBS	1,071,906	1,080,424	1,057,015	987,266	997,058	948,296
CMBS IO (4)	n/a	527,743	532,154	n/a	562,327	564,826
Other non-Agency MBS	3,896	1,859	2,274	7,936	4,833	6,236
Total MBS portfolio including TBA dollar roll positions	$4,054,440	$4,667,639	$4,637,933	$3,517,476	$4,161,449	$4,074,207

(1)	Amortized cost basis and fair market value for TBA dollar roll positions represent implied cost basis and implied market value, respectively, for the underlying Agency MBS as if settled.

(2)
The net carrying value of TBA dollar roll positions, which is the difference between their implied market value and implied cost basis, was $6.2 million and $(1.2) million as of December 31, 2018 and September 30, 2018, respectively, and is included within derivative assets/liabilities on the consolidated balance sheet.

(3)	Represents the weighted average coupon based on amortized cost.

(4)	Includes both Agency and non-Agency IO securities with a combined notional balance of $23.3 billion at December 31, 2018 and $23.6 billion at September 30, 2018.
During the fourth quarter of 2018, we purchased $489.2 million MBS, net of sales, which consisted primarily of higher coupon 30-year fixed-rate Agency RMBS and newly issued Agency CMBS. The Company's repurchase agreement borrowings including payables for unsettled securities as of December 31, 2018 increased 16% to $3.3 billion compared to $2.9 billion at September 30, 2018 commensurate with the growth in investments, which resulted in leverage including TBA dollar roll positions of 8.0x shareholder's equity compared to 6.7x at September 30, 2018.
Hedging Summary
During the fourth quarter of 2018, the Company terminated interest rate swaps with a notional balance of $370.0 million resulting in a net realized gain of $5.1 million. The Company also added interest rate swaps with a notional balance of $815.0 million at a weighted average pay-fixed rate of 3.11% during the fourth quarter. The following table provides information related to the Company's average borrowings outstanding and interest rate swaps effective for the periods indicated:

	Three Months Ended
($ in thousands)	December 31, 2018	September 30, 2018
Average repurchase agreement borrowings outstanding	$2,992,513	$2,564,863
Average net TBAs outstanding - at cost (1)	814,478	982,665
Average borrowings and net TBAs outstanding	$3,806,991	$3,547,528
Average notional amount of interest rate swaps outstanding (excluding forward starting swaps)	$2,961,957	$2,502,609
Ratio of average interest rate swaps to average borrowings and net TBAs outstanding (1)	0.8	0.7

Average interest rate swap pay-fixed rate (excluding forward starting swaps)	2.24%	2.09%
Average interest rate swap receive-floating rate	2.44%	2.32%
Average interest rate swap net receive rate	(0.20)%	(0.23)%

(1)
Because the Company executes TBA dollar roll transactions, which economically represent the purchase and financing of fixed-rate Agency RMBS, the average TBAs outstanding are included in the ratio calculation.

The aggregate notional amount of currently effective and forward-starting interest rate swaps as of December 31, 2018 was $3.7 billion and $0.8 billion, respectively. The following table summarizes the weighted average notional amount and rate of interest rate hedges held as of December 31, 2018:

	December 31, 2018
($ in thousands)	Weighted Average Notional	Weighted Average Pay-Fixed Rate
2019	3,599,027	2.33%
2020	2,989,495	2.45%
2021	2,722,397	2.50%
2022	2,688,521	2.59%
2023	1,971,932	2.77%
2024	1,751,503	2.79%
2025	1,524,384	2.79%
2026 and thereafter	237,972	2.86%

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, although the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release.
Management views core net operating income to common shareholders as an estimate of the Company's financial performance excluding changes in fair value of its investments and derivatives. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest benefit (cost), drop income on TBA dollar roll positions, general and administrative expenses, and preferred dividends. Management includes drop income, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, in core net operating income and in adjusted net interest income because TBA dollar roll positions are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest benefit (cost) from its interest rate swaps, which are also included in "gain (loss) on derivatives instruments, net", in adjusted net interest expense, and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including periodic interest benefit (cost) from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. However, these non-GAAP measures do not provide a full perspective on our results of operations, and therefore, their usefulness is limited. For example, these non-GAAP measures do not include gains or losses from available-for-sale investments, changes in fair value of and costs of terminating interest rate swaps, as well as realized and unrealized gains or losses from any instrument used by management to economically hedge the impact of changing interest rates on its portfolio and book value per common share, such as Eurodollar futures. As a result, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, our views on expected characteristics of future investment environments, prepayment rates and investment risks, future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, the Company’s ability to find suitable investment opportunities; changes in economic conditions; changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance; the impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy or asset allocations; the quality of performance of third-party servicer providers of the Company’s loans and loans underlying securities owned by the Company; the level of defaults by borrowers on loans the Company has securitized or otherwise is invested through its ownership of MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets or reform of the U.S. housing finance system, including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Federal Reserve; ownership shifts under Section 382 of the Internal Revenue Code of 1986, as amended, that further limit the use of the Company’s tax net operating loss carryforward; systems failures or cybersecurity incidents; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and other reports filed with and furnished to the Securities and Exchange Commission.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	December 31, 2018	September 30, 2018	December 31, 2017
ASSETS	(unaudited)	(unaudited)
Available-for-sale investments, at fair value:
Mortgage-backed securities	$3,749,464	$3,294,510	$3,026,989
U.S. Treasuries	—	—	146,530
Mortgage loans held for investment, net	11,527	12,342	15,738
Cash and cash equivalents	34,598	55,251	40,867
Restricted cash	54,106	58,334	46,333
Derivative assets	6,563	2,612	2,940
Accrued interest receivable	21,019	19,575	19,819
Other assets, net	8,812	5,555	6,562
Total assets	$3,886,089	$3,448,179	$3,305,778

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,267,984	$2,690,858	$2,565,902
Payable for unsettled securities	58,915	182,922	156,899
Non-recourse collateralized financing	3,458	3,709	5,520
Derivative liabilities	1,218	2,039	269
Accrued interest payable	10,308	5,676	3,734
Accrued dividends payable	13,810	13,121	12,526
Other liabilities	3,243	3,101	3,870
Total liabilities	3,358,936	2,901,426	2,748,720

Shareholders’ equity:
Preferred stock - aggregate liquidation preference of $148,865; $148,541; and $147,217, respectively	$142,883	$142,574	$141,294
Common stock, par value $.01 per share: 62,817,218; 59,016,554; and 55,831,549 shares issued and outstanding, respectively	628	590	558
Additional paid-in capital	818,442	795,630	775,873
Accumulated other comprehensive loss	(35,779)	(85,833)	(8,697)
Accumulated deficit	(399,021)	(306,208)	(351,970)
Total shareholders' equity	527,153	546,753	557,058
Total liabilities and shareholders’ equity	$3,886,089	$3,448,179	$3,305,778

Book value per common share	$6.02	$6.75	$7.34

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended				Year Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2018
Interest income	$32,014	$26,925	$25,922	$25,190	$110,051
Interest expense	19,053	14,751	14,175	11,595	59,574
Net interest income	12,961	12,174	11,747	13,595	50,477

(Loss) gain on derivative instruments, net	(81,981)	19,499	20,667	38,354	(3,461)
Loss on sale of investments, net	(5,428)	(1,726)	(12,444)	(3,775)	(23,373)
Fair value adjustments, net	(16)	12	27	29	52
Other operating expense, net	(566)	(409)	(339)	(253)	(1,567)
General and administrative expenses:
Compensation and benefits	(1,180)	(1,712)	(1,751)	(1,962)	(6,605)
Other general and administrative	(2,312)	(2,252)	(2,255)	(1,681)	(8,500)
Net (loss) income	(78,522)	25,586	15,652	44,307	7,023
Preferred stock dividends	(2,963)	(2,956)	(2,942)	(2,940)	(11,801)
Net (loss) income to common shareholders	$(81,485)	$22,630	$12,710	$41,367	$(4,778)

Other comprehensive income:
Unrealized gain (loss) on available-for-sale investments, net	$44,701	$(23,574)	$(22,156)	$(49,189)	$(50,218)
Reclassification adjustment for loss on sale of investments, net	5,428	1,726	12,444	3,775	23,373
Reclassification adjustment for de-designated cash flow hedges	(75)	(66)	(48)	(48)	(237)
Total other comprehensive income (loss)	50,054	(21,914)	(9,760)	(45,462)	(27,082)
Comprehensive (loss) income to common shareholders	$(31,431)	$716	$2,950	$(4,095)	$(31,860)

Net (loss) income per common share-basic and diluted	$(1.34)	$0.39	$0.23	$0.74	$(0.08)
Weighted average common shares	60,870	57,727	56,295	55,871	57,705

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

	As Of
		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Portfolio and Other Balance Sheet Statistics:
Total MBS fair value		$3,749,464		$3,294,510		$2,759,894		$2,864,822		$3,026,989
Agency CMBS, amortized cost		$1,080,424		$997,058		$1,008,887		$1,015,486		$1,134,409
Agency RMBS-fixed rate, amortized cost		$2,142,717		$1,780,027		$1,163,875		$965,173		$903,269
Agency RMBS-variable rate, amortized cost		$32,666		$36,339		$38,966		$278,474		$289,305
CMBS IO, amortized cost(1)		$527,743		$562,327		$607,452		$652,563		$683,833
Other non-Agency MBS, amortized cost		$1,859		$4,833		$4,890		$5,092		$23,536
TBA dollar roll positions, fair value (if settled)		$888,469		$779,697		$784,442		$846,940		$830,908
TBA dollar roll positions, amortized cost (if settled)		$882,230		$780,865		$782,408		$844,941		$829,425
TBA dollar roll positions, carrying value		$6,239	$(1,168)			$2,034		$1,999		$1,483
U.S. Treasuries, fair value		$—		$—		$57,923		$204,535		$146,530
Book value per common share		$6.02		$6.75		$6.93		$7.07		$7.34
Leverage including TBA dollar roll positions at cost as if settled (2)	8.0	x	6.7	x	6.1	x	6.5	x	6.4	x

	Three Months Ended
		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017
Performance Statistics:
Net (loss) income per common share		$(1.34)		$0.39		$0.23		$0.74		$0.36
Core net operating income per common share (3)		$0.18		$0.19		$0.18		$0.18		$0.20
Comprehensive (loss) income per common share		$(0.52)		$0.01		$0.05	$(0.07)			$0.08
Dividends per common share		$0.18		$0.18		$0.18		$0.18		$0.18
Average interest earning assets (4)		$3,494,673		$3,031,388		$3,210,554		$3,140,125		$2,939,786
Average TBA dollar roll position		$798,470		$1,037,347		$742,111		$866,821		$944,103
Average interest bearing liabilities		$2,996,126		$2,569,123		$2,721,099		$2,651,101		$2,563,206
Effective yield on investments		3.42%		3.33%		3.13%		3.09%		3.07%
Cost of funds (5)		2.49%		2.25%		2.06%		1.75%		1.53%
Net interest spread		0.93%		1.08%		1.07%		1.34%		1.54%
Adjusted cost of funds (6)		2.24%		1.98%		1.72%		1.59%		1.66%
Adjusted net interest spread (7)		1.24%		1.41%		1.51%		1.52%		1.44%
CPR for adjustable-rate Agency RMBS (8)		25.6%		18.1%		20.4%		16.0%		17.1%
CPR for fixed-rate Agency RMBS (8)		5.3%		4.8%		5.7%		4.3%		1.3%

(1)	CMBS IO includes Agency and non-Agency issued securities.

(2)	Leverage equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA dollar roll positions (if settled) divided by total shareholders' equity.

(3)	Non-GAAP financial measures are reconciled in the supplement to this release.

(4)	Excludes TBA dollar roll positions.

(5)	Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.

(6)	Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.

(7)	Adjusted net interest spread includes the impact of drop income from TBA dollar roll positions after deducting adjusted cost of funds from effective yield.

(8)	Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Net interest income	$12,961	$12,174	$11,747	$13,595	$14,068
Add: TBA drop income (1)	3,072	4,262	3,619	3,733	3,925
Add: net periodic interest benefit (cost) (2)	1,940	1,777	2,333	(220)	(319)
Less: de-designated cash flow hedge accretion (3)	(75)	(66)	(48)	(48)	(48)
Adjusted net interest income	17,898	18,147	17,651	17,060	17,626
Other expense, net	(566)	(409)	(339)	(253)	(50)
General and administrative expenses	(3,492)	(3,964)	(4,006)	(3,643)	(3,843)
Preferred stock dividends	(2,963)	(2,956)	(2,942)	(2,940)	(2,910)
Core net operating income to common shareholders	$10,877	$10,818	$10,364	$10,224	$10,823

(1)
TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

(2)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(3)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
GAAP net (loss) income to common shareholders	$(81,485)	$22,630	$12,710	$41,367	$19,053
Less:
Change in fair value of derivative instruments, net (1)	86,993	(13,460)	(14,715)	(34,841)	(9,072)
Loss on sale of investments, net	5,428	1,726	12,444	3,775	902
De-designated cash flow hedge accretion (2)	(75)	(66)	(48)	(48)	(48)
Fair value adjustments, net	16	(12)	(27)	(29)	(12)
Core net operating income to common shareholders	$10,877	$10,818	$10,364	$10,224	$10,823

Weighted average common shares	60,870	57,727	56,295	55,871	53,399
Core net operating income per common share	$0.18	$0.19	$0.18	$0.18	$0.20

					For the Year Ended
					December 31, 2018
GAAP net loss to common shareholders					$(4,778)
Less:
Change in fair value of derivative instruments, net (1)					23,977
Loss on sale of investments, net					23,373
De-designated cash flow hedge accretion (2)					(237)
Fair value adjustments, net					(52)
Core net operating income to common shareholders					$42,283

Weighted average common shares					57,705
Core net operating income per common share					$0.73

(1)
Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes net periodic interest benefits/costs incurred on effective interest rate swaps outstanding during the period.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
GAAP net interest income	$12,961	$12,174	$11,747	$13,595	$14,068
Add: TBA drop income	3,072	4,262	3,619	3,733	3,925
Add: net periodic interest benefit (cost) (1)	1,940	1,777	2,333	(220)	(319)
Less: de-designated cash flow hedge accretion (2)	(75)	(66)	(48)	(48)	(48)
Non-GAAP adjusted net interest income	$17,898	$18,147	$17,651	$17,060	$17,626

GAAP interest expense	$19,053	$14,751	$14,175	$11,595	$10,056
Add: net periodic interest (benefit) cost (1)	(1,940)	(1,777)	(2,333)	220	319
Less: de-designated cash flow hedge accretion (2)	75	66	48	48	48
Non-GAAP adjusted interest expense	$17,188	$11,890	$11,890	$11,863	$10,423

(1)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.